SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December 19, 2007, by and among Advance Nanotech, Inc., a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (each, a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, a minimum of $4,000,000 and a maximum of $8,800,000 (subject to an additional overallotment option to sell up to an additional 10% of the amount of securities offered hereby) (altogether, the “Purchase Price”) of the Company’s 8% Senior Secured Convertible Notes (each a “Note” and collectively, the “Notes”), in the form attached hereto as Exhibit A. Such Notes shall be convertible into shares of the Company's Common Stock, $0.001 par value (the “Common Stock”) at a per share conversion price set forth in the Note (“Conversion Price”). In addition, each Subscriber shall be issued Common Stock purchase warrants (the “Warrants”), in the form attached hereto as Exhibit B, (the “Warrant Shares”). The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) between the Company, Axiom Capital Management, Inc. (the “Placement Agent”) and HSBC Bank USA, Inc., as Escrow Agent (the “Escrow Agent”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Closing and Purchase Price.

(a) Closing Date. A “Closing Date” shall be each date upon which the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of the Company or such other location as shall be mutually agreed by the parties hereto, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on a Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto for the aggregate Purchase Price indicated thereon, and Warrants as described in Section 2 of this Agreement. The “First Closing Date” shall be the first Trading Day after which all of the conditions to closing set forth in this Agreement shall have been satisfied or have been waived by the party in whose favor such conditions run and the Company shall have accepted subscriptions to purchase at least $4,000,000 principal amount of the Notes. The Company, at its discretion, may proceed with one or more additional Closing Dates after the First Closing Date with respect to any other subscriptions for Notes which the Company should thereafter accept. The “Final Closing Date” shall be the last Closing Date.

(b) Payment of Purchase Price. The aggregate Purchase Price with respect to the Securities being acquired on a Closing Date shall be paid by wire transfer of immediately available funds to the Escrow Agent pursuant to the Escrow Agreement for distribution upon the Closing Date pursuant to the terms of the Escrow Agreement.

2. Issuance of Notes and Warrants.

(a) Notes. On the Closing Date, the Company will issue Notes to the Subscribers. The parties acknowledge that the Company does not currently have a sufficient number of authorized but unissued shares to permit the issuance of Notes to Subscribers with a face amount of $8,800,000. The Company shall sell to Subscribers Notes with an aggregate principal amount that can be issued in light of the Company’s current capital structure (the percentage of Notes that can be issued being referred to herein as the “Applicable Percentage”); the calculation of such amount shall be subject to the consent of the Placement Agent. Any Purchase Price received by the Company in excess of the issued face amount of Notes shall be held in escrow pursuant to the terms of the Escrow Agreement, and the Company shall issue additional Notes to Subscribers when additional authorized but unissued shares of common stock become available. If such additional Notes have not been issued by February 15, 2008, then any part of the Subscribers’ Purchase Price remaining in escrow, together with interest thereon, shall be returned to the Subscribers within three (3) business days thereof.

(b) Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers. Each Subscriber shall be entitled to receive a Warrant to purchase one-half share of Common Stock for every share of Common Stock into which the Notes acquired by such Subscriber may be converted as of the Closing Date; provided, however, that the Company shall be required to issue a Warrant on the Closing Date for only the Applicable Percentage of such shares of Common Stock, and when the Company has a sufficient number of shares of Common Stock authorized for issuance (as provided in the Escrow Agreement), the Company shall be required to issue to each Subscriber, pro rata, an additional Warrant for the portion of such shares of Common Stock then authorized and available for issuance within three (3) Trading Days after the applicable Escrow Termination Date (as defined in the Escrow Agreement). On the Closing Date, the exercise price to purchase a single Warrant Share upon exercise of a Warrant shall be the greater of $0.30 or the closing bid price on the Trading Day before the Closing Date. The Warrants shall be exercisable until five years after the First Closing Date. If such additional Warrants have not been issued by February 15, 2008, then the Company shall have no further obligation to issue, and the Subscribers shall not be entitled to receive, such Warrants.
3. Security Interest. The Subscribers will be granted a security interest, which shall be a first priority security interest except as set forth on Schedule 3 hereto, in the Collateral (as defined in Section 3.2 of the Pledge and Security Agreement), which security interest will be memorialized in a “Security Agreement,” in the form annexed hereto as Exhibit C. The Company will also execute all such documents reasonably necessary in the opinion of Subscribers to memorialize and further protect the security interest described herein. The Subscribers will appoint a Collateral Agent to represent them collectively in connection with the security interest to be granted to the Subscribers. The appointment will be pursuant to a “Collateral Agent Agreement,” a form of which is annexed hereto as Exhibit D.

4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to the Company only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and the office of such Subscriber in which its investment decision was made is located at the address of such Subscriber set forth on its signature page hereto.

(b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the fiscal year ended December 31, 2006, and the financial statements included therein for the year ended December 31, 2006, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has had the opportunity to request and receive in writing from the Company (and, if so requested, has received in writing from the Company) such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing, identified thereon as “OTHER WRITTEN INFORMATION” (such other information is collectively, the "Other Written Information"), if any, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.
(e) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f) Purchase of Notes and Warrants. On the Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Act.  The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Subscribers will comply with all applicable rules and regulations in connection with the sales of the securities including laws relating to short sales.

(h) Shares Legend. The Shares, and the Warrant Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(i) Warrants Legend. The Warrants shall bear the following
or similar legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(j) Note Legend. The Note shall bear the following legend:

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(k) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(m) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(o) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(p) Anti-Money Laundering. The Subscriber hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the Subscriber hereby represents, warrants and agrees that to the best of the Subscriber’s knowledge based upon reasonable diligence and investigation:

(i) no consideration that the Subscriber has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii) no consideration that the Subscriber has contributed or will contribute to the Company shall cause the Company or any officer or director of the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-terrorism Financing Act of 2001.

The Subscriber agrees to provide the Company with any additional information regarding the Subscriber that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The Subscriber understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the sale of the Subscriber’s Securities. The Subscriber further understands that the Company may release confidential information about the Subscriber, and, if applicable, any underlying beneficial ownership, to proper authorities if the Company, in its sole discretion, determines that such release is in the best interests of the Company in light of relevant laws, rules and regulations concerning money laundering and similar activities.

(q) ERISA.  If this Agreement is being entered into on behalf of an employee benefit plan (a “Plan”) subject to Title I of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), in accordance with the provisions of the instrument or instruments governing such Plan and its related trust, the Subscriber represents that: it is a “fiduciary” of such Plan and trust (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Agreement with respect to the Plan and trust have been duly authorized; and in making this investment, the Subscriber is aware of, and has taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investments in meeting the Plan’s funding objectives and has concluded that this investment is a prudent one. Moreover, the Subscriber represents that: (i) neither the Company, its advisors, nor any of their affiliates: (A) has investment discretion with respect to the investment of such Plan assets; (B) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the Plan; or (C) is an employer maintaining or contributing to such a Plan; and (ii) an investment in the Company conforms in all respects to applicable law and to the appropriate employee benefit plan documents. The Subscriber represents and warrants that either (a) it is not an employee benefit plan that permits its beneficiaries to self-direct investments, or (b) if the Subscriber’s beneficiaries are permitted to self-direct investments, then each beneficiary who does so is an accredited investor. Please note that if the Subscriber permits self-directed investments by its beneficiaries, then each beneficiary must separately execute a copy of this Agreement.

5. Company Representations and Warranties. The Company represents and warrants to each Subscriber that:

(a) Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. The Company’s Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

(b) Outstanding Stock. As of each Closing Date, all issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, the Note, the Warrants, the Security Agreements, the Escrow Agreement, the Exchange Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or Subsidiaries or other equity interest in the Company except as set forth in the Transaction Documents and as described in the Reports or on Schedule 5(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the First Closing Date is set forth on Schedule 5(d).

(e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “NASD Electronic Bulletin Board”) nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors.

(f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except as described herein; or

(iii) except as described in Schedule 5(d), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) except as described in Schedule 5(d), result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances from or through the Company, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws and as provided in the Transaction Documents;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation is reasonably expected by the Company to have a Material Adverse Effect.

(i) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Except as described in Schedule 5(j), since the date of the financial statements included in the Reports, and except as modified in the Transaction Documents or in the Schedules thereto, if at all, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(k) Stop Transfer. The Company has not issued and will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as provided in the Transaction Documents, if at all, or as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(l) Defaults. The Company is not in violation of its certificate of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company’s knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board or the “pink sheets” which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Nor will the Company nor any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports or in the Transaction Documents or in the Schedules thereto or on Schedule 5(o) other than those incurred in the ordinary course of the Company businesses since December 31, 2006 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(p) No Undisclosed Events or Circumstances. Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)  Capitalization. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and as of the First Closing Date (not including the Securities) are set forth in the Reports or on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries.

(r)  “Intellectual Property” shall mean all of the following as they are necessary in connection with the business of the Company or its subsidiaries as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by or licensed to the Company or its subsidiaries: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) (“Patents”); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof (“Trademarks”); (iii) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights (“Copyrights”); (iv) trade secrets, inventions, know-how, process technology, databases, confidential business information, customer lists, technical data and other proprietary information and rights (“Trade Secrets”); (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto (“Software”); (vi) Internet addresses, domain names, web sites, web pages and similar rights and items (“Internet Assets”); and (vii) all licenses, sublicenses and other agreements or permissions including the right to receive royalties, or any other consideration related to the property described in (i)-(vi). The Intellectual Property contains all of the intellectual property necessary to operate the business of the Company as currently conducted. The Company or its subsidiaries exclusively owns (or otherwise has the right to use the Intellectual Property pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and has the unrestricted right (subject to any such license terms, if applicable) to use, sell, license, or sublicense all Intellectual Property.  To the Company’s knowledge, upon reasonable inquiry in accordance with sound business practice and business judgment, all the Company’s Intellectual Property rights are valid and enforceable. The Company has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property owned by the Company or its subsidiaries. The Company and each subsidiary of the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets and the proprietary nature and value of its Intellectual Property. To the knowledge of the Company, upon reasonable inquiry in accordance with sound business practice and business judgment, none of the Intellectual Property, products or services owned, used, developed, provided, sold or licensed by the Company, or made for, used or sold by or licensed to the Company by any person infringes upon or otherwise violates any Intellectual Property rights of others. To the knowledge of the Company, upon reasonable inquiry in accordance with sound business practice and business judgment, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

(s)  Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) due as of the Closing; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt which are required to be paid at Closing. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(u)  No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the First Closing Date.

(v) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(x) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(y) Listing. The Company's Common Stock is quoted on the NASD Electronic Bulletin Board under the symbol AVNA.OB. The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the NASD Electronic Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its Common Stock on the NASD Electronic Bulletin Board.

(z) DTC Status. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(aa) Legal Matters. None of the following has occurred since October 1, 2004 with respect to the Company or control person of the Company (each a “Person”):

i.  a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Person, or any partnership in which such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such Person was an executive officer at or within two years before the time of such filing;

ii.  such Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

iii.  such Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such Person from, or otherwise limiting, the following activities:

A.  acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker or any other person regulated by the Commodity Futures Trading Commission (“CFTC”), or engaging in or continuing any conduct or practice in connection with such activity;

B.  engaging in any type of business practice; or

C.  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

iv.  such Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Person to engage in any activity described in the foregoing clause iii, or to be associated with persons engaged in any such activity; or

v.  such Person was found by a court of competent jurisdiction in a civil action or by the CFTC or Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(bb) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the applicable Closing Date, shall be true and correct in all material respects as of each Closing Date.

(cc) Trading in Securities. The Company acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Documents (but limited in each instance to the extent so specified), and subject to compliance with all applicable laws and regulations, each Subscriber retains the right (but is not otherwise obligated) to purchase, sell, engage in hedging transactions or otherwise trade in the Securities at any time.

(dd) Survival. The foregoing representations and warranties shall survive the Final Closing Date for a period of two years.

6. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide an opinion of legal counsel reasonably acceptable to each Subscriber and the Company from the Company's regular legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers substantially in the form annexed hereto as Exhibit E. Such an opinion will be provided (i) on the Closing Date with respect to the Securities issued to the Purchasers on such date and (ii) after the Escrow Termination Date and with respect to the Securities issued at such time (as contemplated by Section 2), on the date such Securities are issued to the Purchasers. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1. Conversion of Note.

(a) Upon the conversion of a Note or part thereof in accordance with the terms and conditions thereof and applicable law, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that other than as expressly set forth in the Transaction Documents, if at all, no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend. If and when the Subscriber sells the Shares, assuming (i) the Registration Statement (as defined below) is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) the Subscriber or its agent confirms in writing to the transfer agent that the Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Shares without restrictive legend and the Shares will be free-trading, and freely transferable. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(k) of the 1933 Act).

(b) Each Subscriber will give notice of such Subscriber’s decision to exercise the Subscriber’s right to convert the Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) together with the Note to the Company via confirmed telecopier transmission or otherwise pursuant to Section 14(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 5 PM E.S.T. (or if received by the Company after 5 PM E.S.T. then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after the applicable Conversion Date (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

(c) The Company agrees and acknowledges that despite the pendency of any not yet effective Registration Statement which includes for registration the Registrable Securities (as defined in Section 11.1(iv)), the Subscriber is permitted to and the Company will issue to the Subscriber Shares upon conversion of the Note and Warrant Shares upon exercise of the Warrants. Such Shares will, if required by law, bear the legends described in Section 4 above and if the requirements of Rule 144 under the 1933 Act are satisfied, be resalable thereunder.

7.2. Redemption. The Notes shall not be redeemable or callable by the Company.

7.3 Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes and the Warrants.
8. Broker. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby or in connection with any investment in the Company at any time, whether or not such investment was consummated and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments from the Company in connection with the Offering except as identified on Schedule 8 who will receive the amount of compensation described in Schedule 8. The Company is solely responsible for payment to the broker(s) identified on Schedule 8.

9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Stop Orders. The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing/Quotation. If the Common Stock becomes listed or quoted on a national securities exchange or automated quotation system or other trading exchange or market, the Company shall promptly secure the quotation or listing of the Shares and Warrant Shares upon each such national securities exchange, or automated quotation system or other trading exchange or market. The Company will maintain the quotation or listing of its Common Stock on such a trading exchange or market or on the NASD Electronic Bulletin Board (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the NASD Electronic Bulletin Board is and will be the Principal Market.

(c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d) Filing Requirements. From the date of this Agreement and until the last to occur of (i) two (2) years after the Closing Date, (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations or (iii) the Notes are no longer outstanding (the date of occurrence of the last such event being the “End Date”), the Company will (A) cause or maintain its Common Stock to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will maintain the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e) Use of Proceeds. The net proceeds of the Offering will be employed by the Company for working capital and general corporate purposes.

(f) Reservation. Prior to the Closing Date, and at all times thereafter, the Company shall have reserved, pro rata, on behalf of each holder of an outstanding Note or Warrant, from its authorized but unissued Common Stock, a number of common shares equal to the number of shares of Common Stock necessary to allow each holder of an outstanding Note to be able to convert all such outstanding Notes and interest thereon and the number of Warrant Shares issuable upon exercise of the outstanding Warrants.

(g)  Notices. For so long as the Subscribers hold any Securities, the Company will maintain as United States address and United States fax number for notices purposes under the Transaction Documents.

(h) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i) Insurance. From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(j) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed by the Company to be necessary to the conduct of its business, unless the same are sold for value, disposed of in the ordinary course of the Company’s business, or otherwise disposed of as permitted under the Security Agreements.

(m) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(n) Confidentiality/Public Announcement. The Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date.

(o) Seniority. Except for Permitted Liens and as described on Schedule 9(p), until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in the assets of the Company or any Subsidiary; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary, equal or superior to any right of the holder of a Note in or to such assets.
(p) Negative Covenants. Except as described on Schedule 9(p) or in this Section 9(p), for so long as a Note is outstanding, without the consent of the Subscribers, the Company will not directly or indirectly:

(i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (A) the Excepted Issuances (as defined in Section 12 hereof) and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

(ii) except for an increase in the Company’s authorized Common Stock or the filing of a certificate of designations with respect to the Company’s preferred stock, amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscriber;

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered or applicable placement agency fees, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(v) so long as any Warrants remain outstanding and unexercised, enter into any variable convertible debt financing transaction with any Person.

(q) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, and as set forth on Schedule 11.1 hereto, the Company will not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statements or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such Common Stock is registered therein, (including but not limited to Forms S-8), until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities (as defined in Section 11.1(i)) for a period of ninety (90) days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations. The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note.

10. Covenants of the Company and Subscriber Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto, or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the greater of (x) the price paid by such Subscriber (or the fair value of the consideration by such permitted successor) to acquire the Registrable Securities or (y) the dollar amount of the net proceeds actually received by such Subscriber (or such permitted successor) upon the sale of Registrable Securities (as defined herein).

(d) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

(i) The Company shall file with the Commission a Form S-3 registration statement (or such other form that it is eligible to use) (the “Registration Statement”), in order to register the Registrable Securities for resale and distribution under the 1933 Act, within forty-five (45) calendar days after the First Closing Date (the “Filing Date”), and use its best efforts to cause the Registration Statement to be declared effective not later than one hundred and twenty (120) calendar days after the Closing Date (the “Effective Date”). At the Effective Date, the Company will register not less than a number of shares of Common Stock in the Registration Statement that is equal to 100% of the Shares issued and issuable upon conversion of all of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively, the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will promptly be amended or additional registration statements will be promptly filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except with the written consent of the Subscribers, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement registering the Initial Registrable Securities (as defined in Section 11.1(ii)) is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Subscribers for thirty or more consecutive days less than the amount of Common Shares required to be registered as described in this Section 11. Except for Common Stock described on Schedule 11.1, no other securities of the Company will be included in the Registration Statement other than the Registrable Securities.

(ii) The amount of Registrable Securities required to be included in the initial Registration Statement as described in Section 11.1(i) (“Initial Registrable Securities”) shall be not less than 100% of the maximum amount of Common Stock which may be included in a Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act (“Rule 415 Amount”). In the event that less than all of the Registrable Securities are included in the Registration Statement as a result of the limitation described in this Section 11.1(ii), then the Company will file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Initial Registrable Securities have been registered. The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, thirty (30) and ninety (90) days after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.

(iii) Unless otherwise instructed in writing by a holder of Registrable Securities and only if the initial Registration Statement does not include all of the Registrable Securities, the Registrable Securities will be registered on behalf of each such holder in the Registration Statements based on Common Stock issuable upon conversion or exercise of Notes and Warrants, in the following order and priority:

(A) Notes (based on the multiple set forth above).

(B) Warrants issued to the Subscribers at any time based on exercise prices, with the lower exercise priced Warrant Shares being registered first and then the higher exercise priced Warrant Shares. In the case of Warrants with the same exercise prices but different Issue Dates, the later issued Warrants will be registered first.

(C) Warrant Shares issuable upon not yet issued Warrants.

(iv) On one occasion, for a period commencing one hundred and twenty-one (121) days after the Closing Date, but not later than two years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(iv) and 11.1(v), Registrable Securities shall not include Securities which (A) are registered for resale in an effective registration statement, (B) are included for registration in a pending registration statement, (C) have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act, or (D) are not yet required to be included in a Registration Statement. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i)v.

(v) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except as described on Schedule 11.1 or with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least five (5) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(v) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(v) without thereby incurring any liability to the Seller.

(vi) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(iv), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(v) rather than Section 11.1(iv), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(v).

(vii) Priority shall be given to Common Stock issuable upon conversion of actual outstanding Notes ahead of Warrant Shares. The foregoing notwithstanding, Registrable Securities shall be allocated and registered pro rata among the Subscribers based upon their initial investments in the Offering.

(viii) Notwithstanding the foregoing provisions of this Agreement to the contrary, in no event shall the Company be required to register in any Registration Statement more Registrable Securities than the Company is authorized to issue under its certificate of incorporation, and the failure to register such Registrable Securities shall not be considered a default or an Event of Default under this Agreement or any other Transaction Document.

11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i) or 11.1(ii) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) on or before the first business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange or trading market on which the Common Stock of the Company is then listed;

(f) notify the Subscribers within twenty-four hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter upon reasonable notice at reasonable times during normal business hours at the offices of the Company without unreasonable disruption of the Company’s business or expense, all publicly available, non-confidential financial and other records and pertinent corporate documents and properties of the Company solely for the purpose of preparation of such registration statement, and cause the Company's officers, directors and employees to make available for inspection by the Sellers and any attorney, accountant or other agent retained by the Seller or underwriter upon reasonable notice at reasonable times during normal business hours at the offices of the Company without unreasonable disruption of the Company’s business such publicly available, non-confidential information as may be reasonably requested by such persons or entities in connection with the preparation of such registration statement; and

(h) provide to the Sellers copies of the Registration Statement and amendments thereto five business days prior to the filing thereof with the Commission. Subscriber’s failure to comment on any Registration Statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(iv) or 11.1(v) is not filed within 90 days after written request and declared effective by the Commission within 150 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) any Registration Statement is not declared effective on or before the required Effective Date (notwithstanding the use by the Company of its best efforts to procure such effectiveness), (B) due to the action or inaction of the Company the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (C) if the registration statement described in Sections 11.1(iv) or 11.1(v) is not filed within 90 days after such written request, or is not declared effective within 150 days after such written request, or (D) any registration statement described in Section 11.1(i), 11.1(iv) or 11.1(v) is filed and declared effective but shall thereafter cease to be effective for a period of time which shall exceed two periods per year (defined as every rolling period of 365 consecutive days commencing on the Actual Effective Date) of twenty (20) consecutive days (each such event referred to in clauses A through D of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one percent (1%) of the principal amount of the outstanding Notes and purchase price of Shares and Warrant Shares issued upon conversion of Notes and exercise of Warrants held by Subscriber which are subject to such Non-Registration Event for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) up to but not exceeding 18% of such sum in the aggregate. In no event whatsoever shall the amount of such Liquidated Damages exceed such 18% cap in the aggregate, nor shall liquidated damages accrue simultaneously under Clauses A, B, C and D of this Section 11.4 for the same Non-Registration Event (that is, there shall be no double-penalty for the same circumstances as to which a penalty has been applied for breach of one of those clauses). The Company must pay the Liquidated Damages in cash or, at the Company’s election, in Common Stock of the Company valued, for such purposes, as hereinafter set forth. The Liquidated Damages must be paid within ten (10) business days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to by the Company as promptly as is reasonably practicable after receipt of comments from the Commission. Notwithstanding anything to the contrary contained in this Subscription Agreement or any other Transaction Document, the remedies set forth in this Section 11.4 shall be the exclusive remedies for breach of Sections 11.1 through 11.4 of this Subscription Agreement.

(a) For purposes of the issuance of shares of the Company’s Common Stock in payment of any Liquidated Damages pursuant to this Section 11.4, the issuance of such shares of Common Stock shall be valued at the average of the per share Market Price for the ten Trading Day period immediately preceding the date of such issuance.

(b) As used herein, "Market Price" means, with respect to any applicable security as of any applicable date, (i) the last closing bid price of such security on whichever national securities exchange or trading market (including, without limitation, the Nasdaq and the OTC Bulletin Board) is the principal trading market where such security is listed by the Company for trading (the "Principal Market"), as reported by Bloomberg, or (ii) if the Principal Market should operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to the commencement of extended trading hours on the applicable date, but in no event later than 4:30:00 p.m., New York local time, as reported by Bloomberg, or (iii) if no last bid price is reported for such security by Bloomberg, the average of the bid prices, on the one hand, and the ask prices, on the other hand, of all market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). The applicable trading market for such calculation, whether it is the Principal Market or the "pink sheets", is hereafter referred to as the "Trading Market". The Company shall make all determinations pursuant to this paragraph in good faith. In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company. As used herein, "Trading Day" means a day on which the principal Trading Market with respect to the Common Stock is open for the transaction of business.

(c) Notwithstanding the foregoing, the Commission’s refusal to accept one or more Registration Statements that, in the aggregate, register securities not exceeding the applicable Rule 415 Amount shall not be considered a “Non-Registration Event.”

11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

11.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement by or on behalf of a Seller of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the greater of (x) the price paid by such Seller to acquire the Registrable Securities or (y) the dollar amount of the net proceeds actually received by such Seller upon the sale of Registrable Securities (as defined herein).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.7. Delivery of Unlegended Shares.

(a) Within four (4) business days (such fourth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

12. Excepted Issuances. For purposes of the Transaction Documents, the following shall be deemed to be “Excepted Issuances”: (i) full or partial consideration in connection with a merger, acquisition, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital apart from capital necessary to enter into the strategic license agreement or other partnering arrangement, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans approved by the Company’s Board of Directors and described on Schedule 5(d), (iv) the Company’s issuance of Common Stock as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the terms described in the Transaction Documents, (v) the Company’s issuance of Securities at a Closing Date subsequent to the First Closing Date, (vi) an underwritten public offering in connection with which not less than $10,000,000 of gross proceeds is received from such public offering, (vii) capitalization of up to $1,000,000 of existing debt obligations, (viii) as described on Schedule 12(a), (ix) the Company’s issuance of Common Stock as payment of interest under Section 1.2(b) of the Notes, and (x) the Company’s issuance of common stock, warrants or options issued in transactions contemplated by the Exchange Agreement.

13. Right of First Refusal. During the period from the Effective Date through and including the first anniversary thereof, the Subscribers shall be given not less than seven (7) Trading Days prior written notice of any proposed sale by the Company to any person of New Common Stock, except in connection with Excepted Issuances. Within the seven (7) Trading Days following receipt of such notice, each Subscriber shall have the right to purchase such Subscriber’s Allocable Share of the New Common Stock in accordance with the terms and conditions set forth in the notice of sale provided by the Company. Each Subscriber may exercise such right independent of the exercise thereof by any other Subscriber. In the event the sale terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the seven (7) Trading Days following the notice of modification to exercise such right. As used herein, the term “Subscriber’s Allocable Share” means the fraction, of which (i) the numerator is the Subscriber’s Purchase Price and (ii) the denominator is the aggregate Purchase Price of all Subscribers; and “New Common Stock” means Common Stock, or securities convertible into and/or other rights exercisable for the issuance of Common Stock, issued after the First Closing to any person.

14. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Advance Nanotech, Inc., 600 Lexington Avenue, 29th Floor, New York, NY, 10022, Attn: Thomas Finn, telecopier: 212-583-0001, with a copy by telecopier only to: Andrews Kurth LLP, 450 Lexington Avenue, New York, NY, 10017, Attn: Richard Kronthal, Esq., telecopier: 212-813-8133, (ii) if to the Subscriber, to: one or more addresses and telecopier numbers indicated on the signature pages hereto, and (iii) if to the Broker, to: the name, address and telecopier number indicated on Schedule 8(a) hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York located in the County of New York or in the federal courts located in the State and County of New York. Subject to the foregoing, the parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) Consent to Jurisdiction. Subject to Section 14(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g) Attorney-in-Fact. To effectuate the terms and provisions hereof, the Subscriber hereby appoints the Placement Agent as its attorney-in-fact (which appointment has been accepted by the Placement Agent) for the purpose of carrying out the provisions of the Escrow Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Subscribers and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof. All acts done under the foregoing authorization are hereby ratified and approved and neither the Placement Agent nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

(h) Consent. As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 51% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

(i) Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(j) Calendar Days/Time Periods. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The term “business days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

(k) Conditions Precedent. Each of the following shall be a condition precedent to the initial closing under this Agreement:

(A) The Company shall have entered into the Exchange Agreement (the “Exchange Agreement”) by and among the Company and the parties named therein in the form of Schedule 14(k)(A) attached hereto; and

(B) Each member of the Selling Group (as that term is defined in the Exchange Agreement) shall have entered into and delivered to each of the Subscribers a Lock-Up Agreement in the form of Schedule 14(k)(B) attached hereto.

(l) Additional Covenant. No later than the fifth business day after the First Closing Date, the Company shall file with the appropriate regulatory authority and shall thereafter diligently seek approval of a proxy or other appropriate action by the Company’s shareholders to authorize amendment of the Company’s charter to increase the number of shares of common stock that the Company is authorized to issue from 75,000,000 shares to 200,000,000 shares or such other number of shares as may be mutually agreed by the parties to the Exchange Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

ADVANCE NANOTECH, INC., a Delaware corporation

By:

Name: Thomas Finn Title: CFO

Dated: December 19, 2007

SUBSCRIBER	PURCHASE PRICE AND NOTE PRINCIPAL
Name of Subscriber:

__________________________________________________________

Address: __________________________________________________

_________________________________________________________

Fax No.: __________________________________________________

Taxpayer ID# (if applicable): __________________________________

_________________________________________________________
(Signature)
By:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Form of Security Agreement

Exhibit D	Form of Collateral Agent Agreement

Exhibit E	Form of Legal Opinion

Schedule 3	Security Interest

Schedule 5(a)	Subsidiaries

Schedule 5(d)	Additional Issuances / Capitalization / Reset Rights

Schedule 5(j)	Material Information

Schedule 5(o)	Undisclosed Liabilities

Schedule 5(x)	Transfer Agent

Schedule 8(a)	Brokerage Fee

Schedule 9(p)	Additional Permitted Liens

Schedule 11.1	Other Registrable Shares

Schedule 12(a)	Additional Excepted Issuances

Schedule 14(k)(A)	Exchange Agreement

Schedule 14(k)(B)	Form of Lock-Up Agreement

Subscription Agreement - Schedule 3

As security for the Obligations of Debtor, the Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral, which security interest shall be a first priority security interest except the following:

1.
As of June 30, 2007, Advance Nanotech Inc is obligated to issue 8,000,000 shares of its wholly owned subsidiary Advance Homeland Security in the future to the credit facility provider pending the conclusion of the entity’s share authorization approvals.

2.	Security interest in favor of lender in connection with existing credit facility up to $3,000,000 or new credit facility in the principal amount of up to $3,000,000 to be provided to the Company.

Subscription Agreement - Schedule 5a

As of June 30, 2007, Advance Nanotech, Inc. possessed controlling interests in five direct and six indirect subsidiaries and a minority interest in one company, as outlined below. With the exception of Owlstone Nanotech, Inc. and Advance Nanotech Singapore, Pte. Ltd., all of these companies are incorporated in the UK. Owlstone Nanotech, Inc. is incorporated in the State of Delaware. Advance Nanotech Singapore Pte. Ltd. is incorporated in Singapore and is not to be considered a pledged security for this transaction. The pledged securities are:

Subsidiary Structure (ownership % is based on the direct level above)
• Advance Nanotech, Inc.
o Advance Display Technologies plc	(92.9% owned)[1,2]
o Advance Nanotech Ltd.	(100% owned) [2]
o Owlstone Nanotech Inc.	(63.27 % owned) [3]
o Advance Homeland Security plc	(100% owned) [2,4]
1 Advance Display Technologies plc is listed on the PLUS-Quoted market in London (ADTP).
2 Security Interest to be delivered Post-Closing within 30 days.
3 Certificates to be delivered to Merrill Lynch on Closing (copies of certificates attached).
4 Advance Homeland Security plc is obligated to issue 8,000,000 shares in the future to the credit facility provider pending the conclusion of the entities share authorization approvals.

Subscription Agreement: Schedule 5(d) Additional Issuances / Capitalization / Reset Rights

The common stock of the company on a fully diluted basis outstanding as of the last Business Day preceding the First Closing Date is: 47,773,127.

Agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or subsidiaries or other equity interest in the Company except as set forth in the Transaction Documents and as described in the reports are:

1.
Stock option and employee stock grant plans established and to be established for employees of Advance Nanotech, Inc. or one of its subsidiaries which permit the issuance of up to a number of shares equal to 10% of the issued and outstanding shares of AVNA on a fully-diluted basis.

2.
As of June 30, 2007, Advance Nanotech Inc is obligated to issue 8,000,000 shares of its wholly owned subsidiary Advance Homeland Security in the future to the credit facility provider pending the conclusion of the entity’s share authorization approvals.

3.	Any rights under the Owlstone Convertible Notes referred to in the Exchange Agreement.

Subscription Agreement: Schedule 5(j) Material Information

The Company has met with various potential investors and placement agents in its efforts to obtain the equity financing currently being sought by the Company. One private equity firm so contacted subsequently responded with an unsolicited suggestion that the Company engage in a going private transaction at a price to public shareholders below the trading price of the Company's common stock as of October 29, 2007. As a matter of course, the Company's Board of Directors will review and evaluate all of the discussions with potential investors and placement agents at its next Board meeting along with the advice of the Company's outside legal counsel.

Subscription Agreement: Schedule 5(o) Undisclosed Liabilities

None

Subscription Agreement: Schedule 5(x)

Computershare Trust Company
Team B
350 Indiana Street
Suite 800
Golden, CO, 80401
Telephone: 303-262-0600
www.computershare.com

Subscription Agreement: Schedule 8 Brokerage Fee

1. Cash Fee: As compensation for its services in connection with the Private Placement, Advance Nanotech, Inc., ("Company") shall pay to Axiom Capital Management, Inc. ("Axiom"), a cash placement fee equal to ten percent (10%) of the aggregate purchase price paid by each purchaser of Securities that were placed in the Offering (the “Placement Agent’s Fee”) at each Closing. The Placement Agent’s Fee will be deducted from the gross proceeds of the Securities sold at each Closing. The Placement Agent will also receive a cash fee equal to ten percent (10%) of all amounts received by the Company in connection with the exercise of any Warrants by Purchasers.

2. Expenses: Regardless of whether an Offering is consummated, and in addition to any Fees payable to Axiom hereunder, within ten (10) days after written request therefor, Company shall reimburse Axiom for all reasonable fees and disbursements of Axiom’s outside counsel, including reasonable post-closing fees and expenses, and Axiom’s reasonable travel and other out-of-pocket expenses as incurred in connection with the service performed by Axiom pursuant to this Agreement, including without limitation, transportation, hotel, meals and associated expenses including postage, express/overnight mail delivery, courier services, etc. Axiom will submit any expense in excess of five hundred dollars ($500.00) to the Company for prior written approval.

3. Warrants: In addition to the Placement Agent’s Fee, upon the closing of the sale of securities in connection with the Offering, the Company shall issue to the Placement Agent warrants (the “PA Warrants”) granting the Placement Agent the right to purchase a number of shares of the Company’s Common Stock equal to the Cash Fee divided by the initial conversion price of the Senior Secured Convertible Debentures. The PA Warrants shall be exercisable at 100% of the initial conversion price of the Senior Secured Convertible Debentures. The PA Warrants shall expire five (5) years from the date of issuance. The PA Warrants shall be in the same form, including, without limitation, the same registration rights and anti-dilution provisions, as the securities sold in the Offering. Upon initial Closing of the Offering, the Company shall extend the expiration dates of the warrants issued to the Placement Agents in conjunction with the Company’s Common Stock financing closed in February 2005 to the same date as the PA Warrants issued under this Agreement, and adjust the exercise price of those warrants to the initial exercise price of the PA Warrants issued under this Agreement.

Subscription Agreement: Schedule 9(p) Additional Permitted Liens

As security for the Obligations of Debtor, the Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral, which security interest shall be a first priority security interest except the following:

1.	Security interest in favor of lender in connection with existing credit facility up to $3,000,000 or new credit facility in the principal amount of up to $3,000,000 to be provided to the Company.

2.
As of June 30, 2007, Advance Nanotech, Inc. is obligated to issue 8,000,000 shares of its wholly owned subsidiary, Advance Homeland Security, in the future to the credit facility provider pending the conclusion of the entity’s share authorization approvals.

Subscription Agreement: Schedule 11.1 Other Registrable Shares

Any and all registrable shares, warrants and options to be issued in transactions consummated pursuant to the terms of the Exchange Agreement.

Subscription Agreement: Schedule 12(a) Additional Excepted Issuances

None

Subscription Agreement - Schedule 14(k)(A) Exchange Agreement

Subscription Agreement - Schedule 14(k)(B) Form of Lock-Up Agreement